UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 29, 2012

Hines Global REIT, Inc.
__________________________________
Exact name of registrant as specified in its charter)

Maryland	000-53964	26-3999995
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas	77056-6118
(Address of principal executive offices)	(Zip Code)

(888) 220-6121
Registrant’s telephone number, including area code:

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note.

On March 29, 2012, wholly-owned subsidiaries of the Hines Global REIT Properties, LP (the "Operating Partnership"), which is a subsidiary of Hines Global REIT, Inc. ("Hines Global"), acquired four logistics facilities in Poland: ProLogis Park Warsaw I, located in Warsaw, Poland; ProLogis Park Warsaw III, located in Warsaw, Poland; ProLogis Park Bedzin I, located in Upper Silesia, Poland; and ProLogis Park Wroclaw II, located in Wroclaw, Poland. The sellers of these facilities are: ProLogis Poland XCI s.a.r.l., ProLogis Poland XXXIX sp. z o.o., ProLogis Poland XCII sp. z o.o., and ProLogis Poland XXI sp. z o.o. None of the sellers are affiliated with the Company or its affiliates.

In addition to these four properties, the Company entered into a purchase agreement related to a fifth property in the Poland Logistics Portfolio, ProLogis Park Sosnowiec, which is referred to as the Sosnowiec Asset. On March 29, 2012, the preliminary purchase agreement for the acquisition of the ProLogis Park Sosnowiec was amended to add certain additional closing conditions to the purchaser’s obligation to acquire the asset and the closing of such asset has been delayed pending the satisfaction of these closing conditions. The Company expects to complete the acquisition of the Sosnowiec Asset on or before December 22, 2012, subject to the completion of these closing conditions. The purchase of the Sosnowiec Asset is deemed probable and as such is included in the statement of revenues and certain operating expenses.

The Company refers to all five of these logistics facilities located in Poland, collectively, as the “Poland Logistics Portfolio.” The Poland Logistics Portfolio properties were constructed between 1995 and 2009 and consist of 2,270,054 square feet of rentable area that is 93% leased to 26 tenants.

On April 3, 2012, Hines Global filed a Current Report on Form 8-K (the "Initial Report") with regard to the acquisition of the Poland Logistics Portfolio. After reasonable inquiry, Hines Global is not aware of any material factors relating to the property that would cause the reported financial information not to be necessarily indicative of future operating results. This amendment is being filed for the sole purpose of filing the financial statements and pro forma financial information required by Item 9.01 of Form 8-K, and should be read in conjunction with the Initial Report.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Real Estate Property Acquired. The following financial statements are submitted at the end of this Current Report on Form 8-K/A and are filed herewith and incorporated herein by reference.

Poland Logistics Portfolio—For the Year Ended December 31, 2011

Independent Auditors’ Report
Statement of Revenues and Certain Operating Expenses
Notes to Statement of Revenues and Certain Operating Expenses

(b) Unaudited Pro Forma Financial Information. The following financial information is submitted at the end of this Current Report on Form 8-K/A and is filed herewith and incorporated herein by reference.

Hines Global REIT, Inc.

Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2011
Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2011
Notes to Unaudited Pro Forma Consolidated Financial Statements

(d) Exhibits - None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global REIT, Inc.

June 14, 2012	By:	/s/ J. Shea Morgenroth
Name: J. Shea Morgenroth
Title: Chief Accounting Officer and Treasurer

INDEPENDENT AUDITORS’ REPORT

To the Partners of
Hines Global REIT Properties, L.P.
Houston, TX

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of the Poland Logistics Portfolio, five separate logistic facilities located in Poland for the year ended December 31, 2011. This Historical Summary is the responsibility of the Poland Logistics Portfolio’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as it relates to the Historical Summary as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Properties’ internal control over financial reporting as it relates to the Historical Summary. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Form 8-K/A of Hines Global REIT, Inc.) as discussed in Note 2 to the Historical Summary and is not intended to be a complete presentation of the Properties’ revenues and expenses.

In our opinion, such Historical Summary presents fairly, in all material respects, the revenues and certain operating expenses discussed in Note 2 to the Historical Summary of the Properties for the year ended December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

/s/ Saville Dodgen & Company, PLLC

Dallas, Texas
June 14, 2012

POLAND LOGISTICS PORTFOLIO
WARSAW / UPPER SILESIA / SOSNOWIEC/ WROCLAW, POLAND
STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Year Ended December 31, 2011

Revenues:
Rental revenue	$18,206,793
Other revenue	14,958
Total revenues	18,221,751
Certain operating expenses:
Utilities	2,846,067
Ground lease rent expense	329,489
Real estate taxes	1,590,836
Repairs and maintenance	624,396
Cleaning services	31,270
Building management services	855,026
Insurance	153,303
Total certain operating expenses	6,430,387
Revenues in excess of certain operating expenses	$11,791,364

See accompanying notes to statement of revenues and certain operating expenses.

POLAND LOGISTICS PORTFOLIO
WARSAW / UPPER SILESIA / SOSNOWIEC/ WROCLAW, POLAND
NOTES TO STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Year Ended December 31, 2011

(1)  Organization

On March 29, 2012, a subsidiary of Hines Global REIT, Inc. (the “Company”) acquired the following four logistics facilities in Poland:  ProLogis Park Warsaw I, located in Warsaw, Poland; ProLogis Park Warsaw III, located in Warsaw, Poland; ProLogis Park Bedzin I, located in Upper Silesia, Poland; and ProLogis Park Wroclaw II, located in Wroclaw, Poland. The sellers of these facilities are: ProLogis Poland XCI s.a.r.l., ProLogis Poland XXXIX sp. z o.o., ProLogis Poland XCII sp. z o.o., and ProLogis Poland XXI sp. z o.o.  None of the sellers are affiliated with the Company or its affiliates.

In addition to these four properties, the Company entered into a purchase agreement related to a fifth property in the Poland Logistics Portfolio, ProLogis Park Sosnowiec, which is referred to as the Sosnowiec Asset. On March 29, 2012, the preliminary purchase agreement for the acquisition of the Sosnowiec Asset was amended to add certain additional closing conditions to the purchaser’s obligation to acquire the asset and the closing of such asset has been delayed pending the satisfaction of these closing conditions. The Company expects to complete the acquisition of the Sosnowiec Asset on or before December 22, 2012, subject to the completion of these closing conditions. The purchase of the Sosnowiec Asset is deemed probable and as such is included in the statement of revenues and certain operating expenses.

The Company refers to all five of these logistics facilities located in Poland, collectively, as the “Poland Logistics Portfolio.” The Poland Logistics Portfolio properties were constructed between 1995 and 2009 and consist of 2,270,054 square feet of rentable area that is 93% leased to 26 tenants.

(2)  Basis of Presentation

The statement of revenues and certain operating expenses (the “Historical Summary”) has been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. This Historical Summary includes the historical revenues and operating expenses of the Poland Logistics Portfolio, exclusive of interest expense, depreciation and amortization and management fees, and other nonrecurring owner specific expenses, which may not be comparable to the corresponding amounts reflected in the future operations of the Poland Logistics Portfolio.

In preparing the accompanying financial statement, we evaluated events and transactions that occurred subsequent to December 31, 2011, through the date that the accompanying financial statement were available to be issued on June 14, 2012.  All significant intercompany transactions have been eliminated.

(3)  Use of Estimates

The preparation of the financial statement in conformity with accounting principles generally accepted in the United States of America requires the Poland Logistics Portfolio’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

(4)  Significant Accounting Policies

(a) Revenue Recognition

The Poland Logistics Portfolio’s operations consist of rental revenue earned from tenants under leasing arrangements which generally provide for minimum rents, escalations, and charges to tenants for their pro rata share of real estate taxes and operating expenses.  The tenant leases have been accounted for as operating leases.  Rental revenue is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, which resulted in rental revenue in excess of contractual rent of $315,633 for the year ended December 31, 2011.

(b)  Repairs and Maintenance

Expenditures for repairs and maintenance are expensed as incurred.

POLAND LOGISTICS PORTFOLIO
WARSAW / UPPER SILESIA / SOSNOWIEC/ WROCLAW, POLAND
NOTES TO STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES – (Continued)

(c)  International Operations

The Polish zloty (“PLN”) is the functional currency for the Poland Logistics Portfolio.  The Historical Summary of the Poland Logistics Portfolio has been translated into U.S. dollars for reporting purposes using the average exchange rate for the period.

(5)  Rental Revenue

The aggregate annual minimum cash payments to be received on the noncancelable operating leases in effect as of December 31, 2011 are as follows:

Year ending December 31:	Amount
2012	$11,865,418
2013	11,936,426
2014	10,440,057
2015	8,755,518
2016	7,642,680
Thereafter	13,424,255
Total	$64,064,354

 Total minimum future rental revenue represents the base rent that tenants are required to pay under the terms of their leases in effect at December 31, 2011 exclusive of charges for contingent rents, operating expenses and real estate taxes.  There were no significant contingent rents the year ended December 31, 2011.

Of the total rental revenue for the year ended December 31, 2011, 17% was earned from a tenant in the manufacturing industry whose lease expires in 2019, 24% was earned from a tenant in the retail industry who lease expires in 2018, and 19% was earned from a tenant in the distribution industry with leases expiring in 2014 and 2017.  The Poland Logistics Portfolio did not earn rental revenue from any other tenants or industry concentration of tenants that represent more than 10% of its total rental revenue for the year ended December 31, 2011.

(6)  Commitments and Contingencies

The Poland Logistics Portfolio is subject to ground leases, which expires on 2089 for Bedzin I and Wroclaw II. The leases provide for rent reviews, generally every three years, which may increase or decrease payments over the term of the lease. The most recent rent review occurred in January 2009. Ground lease expense for the year ended December 31, 2011, was $329,489.

* * * * *

HINES GLOBAL REIT, INC.
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENT

Hines Global REIT, Inc. (“Hines Global”) and, together with Hines Global REIT Properties, LP (the “Operating Partnership”), (the “Company”) made the following acquisitions since inception:

Property Name	Date of Acquisition	Net Purchase Price
17600 Gillette	June 9, 2010	$20.4 million
Brindleyplace Project	July 7, 2010	$282.5 million
Hock Plaza	September 8, 2010	$97.9 million
Southpark	October 19, 2010	$31.2 million
Fifty South Sixth	November 4, 2010	$185.0 million
Stonecutter Court	March 11, 2011	$146.8 million
FM Logistic	April 27, 2011	$70.8 million
Gogolevsky 11	August 25, 2011	$96.1 million
250 Royall Street	September 9, 2011	$57.0 million
Campus at Marlborough	October 28, 2011	$103.0 million
Fisher Plaza	December 15, 2011	$160.0 million
9320 Excelsior Boulevard	December 27, 2011	$69.5 million
Poland Logistics Portfolio	March 29, 2012	$157.4 million
144 Montague	April 16, 2012	$91.3 million

On March 29, 2012, a subsidiary of the Company acquired a portfolio of four logistics facilities in Poland: ProLogis Park Warsaw I, located in Warsaw, Poland; ProLogis Park Warsaw III, located in Warsaw, Poland; ProLogis Park Bedzin I, located in Upper Silesia, Poland; and ProLogis Park Wroclaw II, located in Wroclaw, Poland.  The net contract purchase price for these four logistics facilities was €98.6 million (approximately $131.3 million based on a rate of $1.3325 per Euro as of the transaction date), exclusive of transaction costs and working capital reserves.

In addition to these four properties, the Company entered into a purchase agreement related to a fifth property, ProLogis Park Sosnowiec, which is referred to as the Sosnowiec Asset.  On March 29, 2012, the preliminary purchase agreement for the acquisition of the Sosnowiec Asset was amended to add certain additional closing conditions to the purchaser’s obligation to acquire the asset and the closing of such asset has been delayed pending the satisfaction of these closing conditions.  The Company expects to complete the acquisition of the Sosnowiec Asset on or before December 22, 2012, subject to the completion of these closing conditions.  The purchase of the Sosnowiec Asset is deemed probable and as such is included in the unaudited pro forma consolidated balance sheet and unaudited pro forma consolidated statement of operations.  The net contract purchase price for the Sosnowiec Asset is €19.9 million (approximately $26.1 million based on a rate of $1.3091 per Euro as of the contract date), exclusive of transaction costs and working capital reserves.

The Company refers to all five of these logistics facilities located in Poland, collectively, as the “Poland Logistics Portfolio.”  The Poland Logistics Portfolio properties were constructed between 1995 and 2009 and consist of 2,270,054 square feet of rentable area that is 93% leased to 26 tenants.

On April 16, 2012, a subsidiary of the Company acquired 144 Montague, an office building located in Brisbane, Australia.  The net contract purchase price was 88.1 million Australian dollars (“AUD”) (approximately $91.3 million using a rate of $1.04 per AUD as of the transaction date).  Hines Global funded the acquisition using proceeds from our current public offering and debt financing.

The unaudited pro forma consolidated balance sheet and unaudited pro forma consolidated statement of operations assumes that all acquisitions described above occurred on January 1, 2011.  However, there are no pro forma adjustments for 144 Montague included in the unaudited pro forma consolidated financial statements since the financial statements are not currently required to be filed for this recent acquisition.

In management’s opinion, all adjustments necessary to reflect the effects of these acquisitions have been made. The unaudited pro forma consolidated statement of operations is not necessarily indicative of what actual results of operations would have been had the Company made these acquisitions on the first day of the period presented, nor does it purport to represent the results of operations for future periods.

HINES GLOBAL REIT, INC.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
As of December 31, 2011
(In thousands, except per share amounts)

	December 31, 2011	Adjustments for the Poland Logistics Portfolio		Pro Forma

ASSETS
Investment property, net	$950,430	$123,351	(a)	$1,073,781
Cash and cash equivalents	66,490	(66,490)	(a)	—
Restricted cash	6,944	—		6,944
Tenant and other receivables	13,729	—		13,729
Intangible lease assets, net	301,273	34,707	(a)	335,980
Deferred leasing costs, net	1,852	—		1,852
Deferred financing costs, net	8,586	—		8,586
Other assets	32,013	(23,513)	(b)	8,500
Total Assets	$1,381,317	$68,055		$1,449,372
LIABILITIES AND EQUITY
Liabilities:
Accounts payable and accrued expenses	$23,049	$328	(c)	$23,377
Due to affiliates	12,527	3,541	(d)	16,068
Intangible lease liabilities, net	16,267	663	(a)	16,930
Other liabilities	13,273	—		13,273
Interest rate swap contracts	13,241	—		13,241
Distributions payable	7,996	—		7,996
Notes payable	625,560	—		625,560
Total liabilities	711,913	4,532		716,445

Commitments and Contingencies

Equity:
Stockholders’ equity:
Preferred shares, $.001 par value; 500,000 preferred shares authorized, none issued or outstanding as of December 31, 2011
Common shares, $.001 par value; 1,500,000 common shares authorized, 90,023 common shares issued and outstanding as of December 31, 2011	90	67	(e)	157
Additional paid-in capital	738,616	67,325	(e)	805,941
Accumulated deficit	(82,890)	(3,869)	(c)(d)	(86,759)
Accumulated other comprehensive income	(19,741)	—		(19,741)
Total stockholders’ equity	636,075	63,523		699,598
Noncontrolling interests	33,329	—		33,329
Total Equity	669,404	63,523		732,927
Total Liabilities and Equity	$1,381,317	$68,055		$1,449,372

See notes to unaudited pro forma consolidated balance sheet and notes to unaudited pro forma consolidated financial statements.

Notes to Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2011

(a)
To record the pro forma effect of the Company’s $157.4 million acquisition of the Poland Logistics Portfolio, assuming it had occurred on December 31, 2011.  The net purchase price was allocated to investment property, net and intangible lease assets and liabilities.  Pro forma adjustments related to the purchase price allocation of the Poland Logistics Portfolio are preliminary and subject to change.

(b)	To record the pro forma effect of the deposit paid in December 2011 related to the Poland Logistics Portfolio.

(c)	To record the pro forma effect of the Company’s acquisition expenses related to the acquisition of the Poland Logistics Portfolio.

(d)	To record the pro forma effect of the Company's 2.25% acquisition fee related to the acquisition of the Poland Logistics Portfolio.

(e)
To record the pro forma effect of the proceeds required from the issuance of shares of the Company’s common stock to complete the acquisition of the Poland Logistics Portfolio.  This adjustment assumes that the Company sold shares at a price of $10 per share less commissions, dealer manager fees and issuer costs.

HINES GLOBAL REIT, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2011
(In thousands, except per share amounts)

	Year Ended	Adjustments for the Poland Logistics Portfolio		Other Adjustments		Pro Forma
	December 31, 2011
Revenues:
Rental revenue	$88,657	$18,089	(a)	$45,877	(c)	$152,623
Other revenue	6,869	15		9,029	(c)	15,913
Total revenues	95,526	18,104		54,906		168,536
Expenses:
Property operating expenses	19,403	4,840	(a)	12,561	(c)	36,804
Real property taxes	7,677	1,591	(a)	3,482	(c)	12,750
Property management fees	2,231	543	(b)	1,119	(c)	3,893
Depreciation and amortization	53,167	9,993	(a)	23,294	(c)	86,454
Acquisition related expenses	5,863	(552)	(d)	(5,047)	(d)	264
Asset management and acquisition fees	20,453	—		(7,956)	(e)	12,497
General and administrative expenses	3,129	—		—		3,129
Total expenses	111,923	16,415		27,453		155,791
Income (loss) before other income (expenses) and provision for income taxes	(16,397)	1,689		27,453		12,745
Other income (expenses):
Loss on interest rate swap contracts	(16,523)	—		—		(16,523)
Other gains	174	—		142		316
Interest expense	(23,167)	—		(5,442)	(f)	(28,609)
Interest income	189	—		81		270
Income (loss) before provision for income taxes	(55,724)	1,689		22,234		(31,801)
Provision for income taxes	(2,885)	—		(1,306)	(c)	(4,191)
Net income (loss)	(58,609)	1,689		20,928		(35,992)
Net (income) loss attributable to noncontrolling interests	1,592	—		—		1,592
Net income (loss) attributable to common stockholders	$(57,017)	$1,689		$20,928		$(34,400)
Basic and diluted loss per common share:	$(0.85)					$(0.35)
Weighted average number common shares outstanding	67,429			31,690	(g)	99,119

See notes to unaudited pro forma consolidated statement of operations and notes to unaudited pro forma consolidated financial statement.

Notes to Unaudited Pro Forma Consolidated Statement of Operations for the
Year Ended December 31, 2011

(a)
To record the pro forma effect of the Company’s acquisition of the Poland Logistics Portfolio (based on its historical results of operations which includes adjustments related to the purchase price allocation which was performed upon acquisition) assuming that the acquisition had occurred on January 1, 2011.

(b)
To record the pro forma effect of the property management fee (3.0% of total revenue) assuming that the acquisition of the Poland Logistics Portfolio had occurred on January 1, 2011.  The property management fee percentage varies tenant by tenant between 2% and 3% based on a new management agreement that is being negotiated for the Poland Logistics Portfolio.

(c)
To record the pro forma effect of the Company’s acquisitions of Stonecutter Court, FM Logistic, Gogolevsky 11, 250 Royall, the Campus at Marlborough, Fisher Plaza and 9320 Excelsior Boulevard based on their historical results of operations assuming that the acquisitions had occurred on January 1, 2011.

(d)	To eliminate the effect of non-recurring acquisition expenses recorded in relation to the Company’s acquisitions.

(e)
To record the pro forma effect of the Company's 1.5% asset management fee assuming that the Company’s acquisitions had occurred on January 1, 2011. In addition, this adjustment includes amounts required to eliminate the effect of non-recurring acquisition fees included in the Company’s statement of operations for the twelve months ended December 31, 2011 related to these acquisitions of $14.2 million.

(f)
To record the pro forma effect of the Company’s interest expense assuming that the Company had permanent financing in place as of January 1, 2011 related to its acquisitions of Stonecutter Court, Gogolevsky 11 and the Campus at Marlborough.  See Note 4 - Debt Financing in our Form 10-K for the year ended December 31, 2011 for further details related to these debts.

(g)
To record the pro forma effect of the proceeds required from the issuance of shares of the Company’s common stock to complete the acquisitions described in (a), less amounts received from the financing activities described in (f) above.  This adjustment assumes that the Company sold shares at a price of $10 per share less commissions, dealer manager fees and issuer costs.

Pro Forma Year Ended December 31, 2011
Cash needed to acquire 17600 Gillette	$20,350
Cash needed to acquire the Brindleyplace Project	59,290
Cash needed to acquire Hock Plaza	17,933
Cash needed to acquire Southpark	13,187
Cash needed to acquire Fifty South Sixth	89,992
Cash needed to acquire Stonecutter Court	54,751
Cash needed to acquire FM Logistic	70,848
Cash needed to acquire Gogolevsky 11	56,450
Cash needed to acquire 250 Royall	57,000
Cash needed to acquire the Campus at Marlborough	45,584
Cash needed to acquire Fisher Plaza	160,000
Cash needed to acquire 9320 Excelsior Boulevard	69,470
Cash needed to acquire the Poland Logistics Portfolio	157,395
872,250

Net cash received from each share of common stock issued	$8.80

Common stock needed to purchase the properties listed above	99,119
Less: Historical weighted average common shares outstanding	(67,429)
31,690

Notes to Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2011

(1)  Investment Properties Acquired After January 1, 2011

On March 11, 2011, the Company acquired all of the share capital of Sofina for the sole purpose of acquiring Stonecutter Court, a core office building with two adjacent, ancillary buildings located in London, United Kingdom. Stonecutter Court was constructed in 1995 and consists of 152,829 square feet of rentable area that is 100% leased to three tenants.

On April 27, 2011, a subsidiary of the Company acquired Dolorous Limited and Ifmall Finance Ltd. for the sole purpose of acquiring FM Logistic Industrial Park. FM Logistic Industrial Park was constructed from 1998 - 2004 and consists of 748,578 square feet of rentable area that is 100% leased to one tenant.

On August 25, 2011, a subsidiary of the Company acquired Maxrange and Fibersoft Limited for the sole purpose of acquiring Gogolevsky 11, a nine-story office building located in Moscow, Russia.  Gogolevsky 11 was constructed in 1996 and consists of 85,740 square feet of rentable area that is 100% leased to six tenants.

On September 9, 2011, a subsidiary of the Company acquired 250 Royall Street, an office building located in Canton, Massachusetts.  250 Royall Street was constructed in 2002 and consists of 185,171 square feet of rentable area that is 100% leased to one tenant.

On October 28, 2011, a subsidiary of the Company acquired the Campus of Marlborough, a complex of three interconnected office buildings and one amenity building along with an undeveloped parcel of land located in Marlborough, Massachusetts. The Campus at Marlborough was constructed in 1999 and consists of 532,246 square feet of rentable area that is 100% leased to six tenants.

On December 15, 2011, a subsidiary of the Company acquired Fisher Plaza, a two-building office complex located in Seattle, Washington that was constructed from 2000 – 2003 and consists of 293,727 square feet of rentable area and is 96% leased to 39 tenants.

On December 27, 2011, a subsidiary of the Company acquired 9320 Excelsior Boulevard, an office building located in Minneapolis, Minnesota that was constructed in 2010 and consists of 254,915 square feet of rentable area.  In connection with this acquisition, the Company entered into a lease with Cargill, Inc. (the seller) for 100% of the net rentable area of the complex.

On March 29, 2012, a subsidiary of the Company acquired or entered into an agreement to acquire the Poland Logistics Portfolio, a portfolio of five logistics facilities in Poland: ProLogis Park Warsaw I, located in Warsaw, Poland; ProLogis Park Warsaw III, located in Warsaw, Poland; ProLogis Park Bedzin I, located in Upper Silesia, Poland; ProLogis Park Wroclaw II, located in Wroclaw, Poland and ProLogis Park Sosnowiec, located in Sosnowiec, Poland.   The Poland Logistics Portfolio consists of 2,270,054 square feet of net rentable area and was constructed between 1995 and 2009.  The Poland Logistics Portfolio is 93% leased to 26 tenants.

On April 16, 2012, a subsidiary of the Company acquired 144 Montague, an office building located in Brisbane, Australia that was constructed in 2009 and consists of 158,682 square feet and is 100% leased to one tenant.

The unaudited pro forma consolidated statement of operations assumes that all acquisitions described above occurred on January 1, 2011.  However, as described previously, there are no pro forma adjustments for 144 Montague included in the unaudited pro forma consolidated financial statements since the financial statements are not currently required to be filed for this recent acquisition.